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                                                              EXHIBIT 23(b)




                   CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation of our report dated September 18, 1996, included herein in this Form 11-K, on the financial statements of Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan as of December 31, 1995 and 1994 for the year ended December 31, 1995, into the Company's concurrently filed Form S-8 Registration Statement for the Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan.




                                        /S/ CROWE, CHIZEK AND COMPANY LLP
                                        Crowe, Chizek and Company LLP



Grand Rapids, Michigan
January 24, 1997